UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2023
Date of Report (Date of earliest event reported)

Sempra
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California 92101	(619) 696-2000
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Common Stock, without par value	SRE	New York Stock Exchange

Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 22, 2023, the Board of Directors of Sempra (the “Board”) appointed Trevor I. Mihalik, who currently serves as the executive vice president and chief financial officer of Sempra, to be the executive vice president and group president of Sempra effective January 1, 2024. Also effective January 1, 2024, Karen L. Sedgwick, 57, was promoted by the Board to be the executive vice president and chief financial officer of Sempra.

Ms. Sedgwick has served as chief administrative officer and chief human resources officer of Sempra since December 2021 and as senior vice president and chief human resources officer of Sempra from September 2020 to December 2021. Prior to that she served as chief administrative officer and chief human resources officer of San Diego Gas & Electric Company, a subsidiary of Sempra, from April 2019 to September 2020 and as vice president and treasurer of Sempra from August 2018 to April 2019. In addition to serving as treasurer, Ms. Sedgwick has held a series of financial leadership roles within the Sempra family of companies including Investor Relations, Financial Planning, Audit Services and Insurance, and Enterprise Risk Management and Compliance.

In connection with her appointment as Sempra’s executive vice president and chief financial officer, Ms. Sedgwick’s annual salary will be increased to $630,000. Ms. Sedgwick’s target bonus under the Sempra Annual Bonus Plan will be increased to 90% of her annual salary, with her annual bonus opportunity ranging from 0% of her target bonus for performance below the threshold level to 200% of her target bonus for performance at the maximum level. Ms. Sedgwick’s current target for future annual long-term incentive awards will be increased to $2,003,000. The compensation-related changes described above are all effective January 1, 2024.

Also in connection with Ms. Sedgwick’s appointment as Sempra’s executive vice president and chief financial officer, her existing severance pay agreement (the “Existing Severance Agreement”) will be amended and restated effective January 1, 2024 (the “New Severance Agreement”). References to the terms “Change in Control,” “cause,” “good reason” and “average annual bonus” are as defined in the New Severance Agreement. The material differences between Ms. Sedgwick’s New Severance Agreement and her Existing Severance Agreement are described below.

Under Ms. Sedgwick’s New Severance Agreement, in the event that, unrelated to a Change in Control, Sempra terminates her employment other than for cause or if she resigns for good reason (each, an “involuntary termination”) she will receive a lump sum cash severance payment equal to one-times (increased from 50% under her Existing Severance Agreement) the sum of (i) her annual base salary in effect on the date of her termination and (ii) the greater of one-times her average annual bonus or her target annual bonus in effect on the date of her termination. In addition, in the event of an involuntary termination unrelated to a Change in Control, she will receive under her New Severance Agreement, continuation of (i) health insurance benefits is increased to a period of 12 months from six months; (ii) outplacement services is increased to a period of up to 24 months from 18 months, subject to a $50,000 aggregate cap; and (iii) financial planning services is increased to a period of 24 months from a period of 18 months, subject to a $25,000 annual cap. Ms. Sedgwick must sign an effective release of claims in order to receive these benefits.

Under her New Severance Agreement, in the event of Ms. Sedgwick’s involuntary termination on or within two years after a Change in Control she will receive two-times (increased from one-times under her Existing Severance Agreement) the lump sum cash severance payment noted above (with base salary and target annual bonus in effect on the date of her termination or immediately prior to the Change in Control, whichever is greater). In addition, in the event of an involuntary termination in connection with a Change in Control, she will receive under her New Severance Agreement, continuation of (i) health insurance benefits is increased to a period of 24 months from 12 months; (ii) outplacement services is increased to a period of up to 36 months from 24 months, subject to a $50,000 aggregate cap; and (iii) financial planning services is increased to a period of 36 months from a period of 24 months, subject to a $25,000 annual cap. Ms. Sedgwick must sign an effective release of claims in order to receive these benefits.

The other terms of the New Severance Agreement are materially the same as under the Existing Severance Agreement, including that in the case of any involuntary termination whether unrelated to or in connection with a Change in Control, if Ms. Sedgwick agrees to provide consulting services for two years following termination, abide by certain restrictive covenants regarding non-solicitation of employees and information confidentiality, and execute a release of claims in favor of Sempra, she will receive (i) an additional lump sum payment equal to her annual base salary in effect on the date of her termination, plus the greater of her average annual bonus or her target annual bonus in effect on the date of her termination, and (ii) health insurance benefits for an additional one-year period.

Additional information regarding Sempra’s severance agreements with its executive officers is provided in Sempra’s Definitive Proxy Statement for its 2023 Annual Shareholders Meeting that was filed with the Securities and Exchange Commission on March 29, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: November 27, 2023	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer